Exhibit 21.1

GOLF TRUST OF AMERICA, INC.
LIST OF SUBSIDIARIES

GTA GP, Inc., a Maryland corporation

GTA LP, Inc., a Maryland corporation

Golf Trust of America, L.P., a Delaware limited partnership in which GTA GP, Inc. is the sole general partner.

Sandpiper—Golf Trust, LLC, a California limited liability company

GTA—Tierra Del Sol, LLC, a South Carolina limited liability company

GTA—Osage, LLC, a South Carolina limited liability company

GTA—Palm Desert, LLC, a South Carolina limited liability company

GTA—Brentwood, LLC, a South Carolina limited liability company

GTA—Management, LLC, a South Carolina limited liability company

GTA—Sweetwater, LLC, a South Carolina limited liability company

GTA—Wekiva, LLC, a South Carolina limited liability company

GTA—Cypress Creek, LLC, a South Carolina limited liability company

GTA—Polo Trace, LLC, a South Carolina limited liability company

GTA—Black Bear, LLC, a South Carolina limited liability company

GTA—Bonaventure, LLC, a South Carolina limited liability company

GTA—Pete Dye, LLC, a South Carolina limited liability company

GTA—Mystic Creek, LLC, a South Carolina limited liability company

GTA—Stonehenge, LLC, a South Carolina limited liability company

GTA—Lost Oaks, LLC, a South Carolina limited liability company

GTA—Innisbrook, LLC, a South Carolina limited liability company

GTA – IB, LLC, a Florida limited liability company

GTA – IB Operations, LLC, a Florida limited liability company

GTA – IB Management, LLC, a Florida limited liability company

GTA – IB Condominium, LLC, a Florida limited liability company

GTA – IB Golf Resort, LLC, a Florida limited liability company